UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 31, 2006


                                  NDS Group plc
             (Exact name of registrant as specified in its charter)


       England and Wales                 0-30364               Not Applicable
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)


                      One Heathrow Boulevard, 286 Bath Road
                             West Drayton, Middlesex
                             United Kingdom UB7 0DQ
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: +44 208 476 8000

                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2-(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 31, 2006, NDS Group plc (the "Company") completed the previously announced acquisition of Jungo Ltd., a leading provider of software for residential gateways, for aggregate consideration of approximately $90.1 million in cash ($76.7 million, net of cash acquired). The Company may pay an additional $17 million of earn-out payments, contingent on the attainment of certain fiscal targets for the 12-month period following the completion of the acquisition.

A copy of the press release announcing the acquisition is attached hereto as
Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.



Exhibit
Number        Description
------        -----------

99.1          Press release, dated January 2, 2007.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 3, 2007                          NDS GROUP PLC


                                                /s/ Alexander Gersh
                                                -----------------------
                                                Alexander Gersh
                                                Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number        Description
------        -----------

99.1          Press release, dated January 2, 2007.